NEWS RELEASE

CONE Midstream Reports Third Quarter Results

CANONSBURG, PA (November 2, 2017) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended September 30, 2017(1).
Third Quarter Results
Highlights of third quarter 2017 results attributable to the Partnership as compared to the third quarter of 2016 include:(2)

•	Net income of $28.9 million as compared to $23.6 million

•	Average daily throughput volumes of 946 billion Btu per day (BBtu/d) as compared to 840 BBtu/d

•	Net cash provided by operating activities of $38.2 million as compared to $40.0 million

•	Adjusted EBITDA(3) of $34.2 million as compared to $26.8 million

•	Distributable cash flow (DCF)(3) of $29.4 million as compared to $23.3 million

•	Cash distribution coverage(3) of 1.43x on an as-declared basis
Management Comment
John T. Lewis, Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"), said, "Our third quarter financial and operating results were in-line with expectations and reflected the benefit of our continued focus on improving efficiency and lowering costs. Our results this quarter continued to benefit from the fourth quarter 2016 acquisition of the remaining 25% interest in the Anchor Systems. As compared to the third quarter of 2016, Adjusted EBITDA increased by 28% and distributable cash flow was up by 26%. These results keep us on-track to achieve full year 2017 results in line with our current EBITDA and DCF guidance."
Quarterly Distribution and Termination of Subordination Period
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.3025 per unit with respect to the third quarter of 2017. The distribution payment will be made on November 14, 2017 to unitholders of record at the close of business on November 3, 2017. The distribution, which equates to an annual rate of $1.21 per unit, represents an increase of 3.5% over the prior quarter and an increase of 15% over the distribution paid with respect to the third quarter of 2016.
Upon the payment of the third quarter distribution, the financial tests required for conversion of the Partnership’s subordinated units will be met.  Accordingly, the Partnership’s 29,163,121 subordinated units will convert into common units on a one-for-one basis effective November 15, 2017, the first business day following the payment of the third-quarter distribution.  The conversion of the subordinated units will not impact the amount of cash distributions paid by the Partnership.
Capital Investment and Resources
CONE Midstream's allocated third quarter 2017 share of investment in expansion projects was $6.3 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $7.0 million. CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the third quarter of 2017 was $3.6 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $4.4 million.
Based on actual capital expenditures for the year-to-date and currently projected capital expenditures during the fourth quarter, the Partnership is reducing its guidance for full year capital expenditures. Management currently projects the full year 2017 capital expenditures net to the Partnership will be in the range of $48 to $52 million.
As of September 30, 2017, CONE Midstream had outstanding borrowings of $157.0 million under its $250 million revolving credit facility and a cash balance of $3.8 million.
Third Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss third quarter 2017 financial and operational results and 2017 guidance, is scheduled for November 2, 2017 at 10:00 a.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at http://services.choruscall.com/links/cnnx171102.html. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at http://services.choruscall.com/links/cnnx171102.html shortly after the conclusion of the conference call. A telephonic replay will be available through November 16, 2017 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10113444.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  The Partnership's current economic interests in the development companies are: 100% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. that owns non-controlling interests in the Partnership’s development companies.

(2)
Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%.  As such, net results for the third quarter 2017 include 100% of the Anchor Systems, and net results for the third quarter 2016 include only 75% of the Anchor Systems.

(3)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners LP is a master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release serves a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of non-U.S. investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "will," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the "Risk Factors" and "Forward-Looking Statements" sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.
* * * * *

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Gathering revenue — related party	$32,699	$60,729	$147,324	$181,384
Gathering revenue — third party	23,959	—	24,826	—
Total Revenue	56,658	60,729	172,150	181,384
Expenses
Operating expense — related party	6,324	7,209	21,041	22,631
Operating expense — third party	6,332	7,769	18,922	24,322
General and administrative expense — related party	2,713	2,624	8,364	6,521
General and administrative expense — third party	995	1,049	3,115	3,196
Loss on asset sales	—	—	3,914	10,083
Depreciation expense	5,629	5,392	16,975	15,384
Interest expense	1,197	305	3,359	1,105
Total Expense	23,190	24,348	75,690	83,242
Net Income	33,468	36,381	96,460	98,142
Less: Net income attributable to noncontrolling interest	4,554	12,750	8,488	26,505
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,914	$23,631	$87,972	$71,637

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,914	$23,631	$87,972	$71,637
Less: General partner interest in net income, including incentive distribution rights	1,504	473	3,938	1,433
Limited partner interest in net income	$27,410	$23,158	$84,034	$70,204

Net income per Limited Partner unit - Basic	$0.43	$0.40	$1.32	$1.20
Net Income per Limited Partner unit - Diluted	$0.43	$0.40	$1.32	$1.20

Limited Partner units outstanding - Basic	63,588	58,343	63,580	58,343
Limited Partner unit outstanding - Diluted	63,645	58,431	63,631	58,410

Cash distributions declared per unit (*)	$0.3025	$0.2630	$0.8768	$0.7620

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$3,839	$6,421
Receivables — related party	11,797	22,434
Receivables — third party	7,759	—
Other current assets	1,744	2,181
Total Current Assets	25,139	31,036
Property and Equipment:
Property and equipment	953,766	930,732
Less — accumulated depreciation	67,932	52,172
Property and Equipment — Net	885,834	878,560
Other assets	634	8,961
TOTAL ASSETS	$911,607	$918,557

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$18,530	$18,007
Accounts payable — related party	2,248	8,289
Total Current Liabilities	20,778	26,296
Other Liabilities:
Revolving credit facility	157,000	167,000
Total Liabilities	177,778	193,296
Partners' Capital:
Common units (34,426,482 units issued and outstanding at September 30, 2017 and 34,363,371 units issued and outstanding at December 31, 2016)	435,202	418,352
Subordinated units (29,163,121 units issued and outstanding at September 30, 2017 and December 31, 2016)	(52,136)	(65,986)
General partner interest	3,988	(2,311)
Partners' capital attributable to CONE Midstream Partners LP	387,054	350,055
Noncontrolling interest	346,775	375,206
Total Partners' Capital	733,829	725,261
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$911,607	$918,557

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net Income	$33,468	$36,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,671	5,434
Unit-based compensation	249	222
Other	513	429
Changes in assets and liabilities:
Receivables — related party	6,628	(2,874)
Receivables — third party	(6,892)	—
Other current and non-current assets	(2,986)	(216)
Accounts payable	1,771	572
Accounts payable — related party	(219)	33
Net Cash Provided by Operating Activities	38,203	39,981

Cash Flows from Investing Activities:
Capital expenditures	(11,490)	(6,742)
Proceeds from sale of assets	7,531	237
Net Cash Used in Investing Activities	(3,959)	(6,505)

Cash Flows from Financing Activities:
Distributions to general partners and noncontrolling interest holders, net	(11,573)	(13,167)
Quarterly distributions to unitholders	(19,698)	(15,209)
Net payments on revolving credit facility	(4,000)	(6,000)
Net Cash Used In Financing Activities	(35,271)	(34,376)

Net Decrease in Cash	(1,027)	(900)
Cash at Beginning of Period	4,866	5,096
Cash at End of Period	$3,839	$4,196

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented herein may not be comparable to similarly titled measures that other companies may use.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest paid and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2017	2016	2017	2016
Net Income	$33,468	$36,381	$96,460	$98,142
Depreciation expense	5,629	5,392	16,975	15,384
Interest expense	1,197	305	3,359	1,105
EBITDA	40,294	42,078	116,794	114,631
Non-cash unit-based compensation expense	249	222	899	577
Loss on asset sales	—	—	3,914	10,083
Adjusted EBITDA	40,543	42,300	121,607	125,291
Less:
Net income attributable to noncontrolling interest	4,554	12,750	8,488	26,505
Depreciation expense attributable to noncontrolling interest	1,736	2,589	5,399	7,283
Other expenses attributable to noncontrolling interest	92	205	286	521
Loss on asset sales attributable to noncontrolling interest	—	—	3,718	9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$34,161	$26,756	$103,716	$81,403
Less: cash interest paid, net	1,154	198	3,233	682
Less: maintenance capital expenditures, net of reimbursements	3,579	3,283	11,175	9,234
Distributable Cash Flow	$29,428	$23,275	$89,308	$71,487

Net Cash Provided by Operating Activities	$38,203	$39,981	$114,637	$122,938
Interest expense	1,197	305	3,359	1,105
Loss on asset sales	—	—	3,914	10,083
Other, including changes in working capital	1,143	2,014	(303)	(8,835)
Adjusted EBITDA	40,543	42,300	121,607	125,291
Less:
Net income attributable to noncontrolling interest	4,554	12,750	8,488	26,505
Depreciation expense attributable to noncontrolling interest	1,736	2,589	5,399	7,283
Other expense attributable to noncontrolling interest	92	205	286	521
Loss on asset sales attributable to noncontrolling interest	—	—	3,718	9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$34,161	$26,756	$103,716	$81,403
Less: cash interest paid, net	1,154	198	3,233	682
Less: maintenance capital expenditures, net of reimbursements	3,579	3,283	11,175	9,234
Distributable Cash Flow	$29,428	$23,275	$89,308	$71,487
The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q4 2016		Q1 2017		Q2 2017		Q3 2017		Twelve Months Ended September 30, 2017
Net Income	$31,978		$33,240		$29,752		$33,468		$128,438
Depreciation expense	5,818		5,671		5,675		5,629		22,793
Interest expense	694		1,038		1,124		1,197		4,053
EBITDA	38,490		39,949		36,551		40,294		155,284
Non-cash unit-based compensation expense	198		283		367		249		1,097
Loss on asset sales	—		673		3,241		—		3,914
Adjusted EBITDA	38,688		40,905		40,159		40,543		160,295
Less:
Net income attributable to noncontrolling interest	7,130		3,173		761		4,554		15,618
Depreciation expense attributable to noncontrolling interest	2,313		1,830		1,833		1,736		7,712
Other expenses attributable to noncontrolling interest	100		82		112		92		386
Loss on asset sales attributable to noncontrolling interest	—		639		3,079		—		3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$29,145		$35,181		$34,374		$34,161		$132,861
Less: cash interest paid, net	628		1,000		1,079		1,154		3,861
Less: maintenance capital expenditures, net of reimbursements	3,837		3,881		3,715		3,579		15,012
Distributable Cash Flow	$24,680		$30,300		$29,580		$29,428		$113,988

Net Cash Provided by Operating Activities	$37,151		$34,176		$42,258		$38,203		$151,788
Interest expense	694		1,038		1,124		1,197		4,053
Loss on asset sales	—		673		3,241		—		3,914
Other, including changes in working capital	843		5,018		(6,464)		1,143		540
Adjusted EBITDA	38,688		40,905		40,159		40,543		160,295
Less:
Net income attributable to noncontrolling interest	7,130		3,173		761		4,554		15,618
Depreciation expense attributable to noncontrolling interest	2,313		1,830		1,833		1,736		7,712
Other expenses attributable to noncontrolling interest	100		82		112		92		386
Loss on asset sales attributable to noncontrolling interest	—		639		3,079		—		3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$29,145		$35,181		$34,374		$34,161		$132,861
Less: cash interest paid, net	628		1,000		1,079		1,154		3,861
Less: maintenance capital expenditures, net of reimbursements	3,837		3,881		3,715		3,579		15,012
Distributable Cash Flow	$24,680		$30,300		$29,580		$29,428		$113,988
Distributions Declared	$18,004		$18,842		$19,698		$20,573		$77,117
Distribution Coverage Ratio - Declared	1.37	x	1.61	x	1.50	x	1.43	x	1.48	x

Distributable Cash Flow	$24,680		$30,300		$29,580		$29,428		$113,988
Distributions Paid	$15,827		$18,004		$18,842		$19,698		$72,371
Distribution Coverage Ratio - Paid	1.56	x	1.68	x	1.57	x	1.49	x	1.58	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the previously announced full year 2017 expected guidance ranges of adjusted EBITDA ($128-$138 million) and full year distributable cash flow ($105-$115 million) attributable to the Partnership. CONE Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	Forecast 2017 (E)
Net Income	$137.4
Depreciation expense	23.2
Interest expense	5.4
EBITDA	166.0
Non-cash unit-based compensation expense	0.8
Adjusted EBITDA	166.8
Less:
Net income attributable to noncontrolling interest	17.4
Depreciation and other expenses attributable to noncontrolling interest	16.2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$133.2
Less: cash interest paid, net	5.1
Less: maintenance capital expenditures, net of reimbursements	17.5
Distributable Cash Flow	$110.6
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2017
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$45,729	$1,967	$8,962	$56,658
Expenses	17,053	2,333	3,804	23,190
Net Income	28,676	(366)	5,158	33,468
Less: Net income attributable to noncontrolling interest	—	(347)	4,901	4,554
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,676	$(19)	$257	$28,914

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	562	45	5	612
Wet gas (BBtu/d)	364	4	218	586
Condensate (MMcfe/d)	6	—	2	8
Total Gathered Volumes	932	49	225	1,206

Total Volumes Net to CONE Midstream Partners LP	932	3	11	946

Capital Investment
Maintenance capital	$3,533	$197	$719	$4,449
Expansion capital	6,234	(83)	890	7,041
Total Capital Investment	$9,767	$114	$1,609	$11,490

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,533	$10	$36	$3,579
Expansion capital	6,234	(4)	45	6,275
Total Capital Investment Net to CONE Midstream Partners LP	$9,767	$6	$81	$9,854

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2016
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$50,005	$2,587	$8,137	$60,729
Expenses	18,846	1,475	4,027	24,348
Net Income	31,159	1,112	4,110	36,381
Less: Net income attributable to noncontrolling interest	7,790	1,055	3,905	12,750
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,369	$57	$205	$23,631

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	767	61	14	842
Wet gas (BBtu/d)	331	5	177	513
Condensate (MMcfe/d)	4	—	5	9
Total Gathered Volumes	1,102	66	196	1,364

Total Volumes Net to CONE Midstream Partners LP	827	3	10	840

Capital Investment
Maintenance capital	$4,308	$465	$568	$5,341
Expansion capital	560	—	841	1,401
Total Capital Investment	$4,868	$465	$1,409	$6,742

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,231	$23	$29	$3,283
Expansion capital	420	—	42	462
Total Capital Investment Net to CONE Midstream Partners LP	$3,651	$23	$71	$3,745